UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 13, 2011
THE LUBRIZOL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-5263	34-0367600

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 934-4200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-2.1

Item 1.01. Entry into a Material Definitive Agreement.
     On March 13, 2011, The Lubrizol Corporation, an Ohio corporation (the “Company”), Berkshire Hathaway Inc., a Delaware corporation (“Parent”), and Ohio Merger Sub, Inc., a wholly owned subsidiary of Parent and an Ohio corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.
     At the effective time and as a result of the Merger, each outstanding share of the Company common stock will be converted into the right to receive $135.00 in cash, without interest (the “Merger Consideration”) payable to the holder of such share. All outstanding options to purchase shares of Company common stock issued under the Company’s equity based compensation plans, whether vested or unvested, will be cancelled in exchange for a cash payment equal to the excess, if any, of the Merger Consideration over the applicable exercise price of the option. Outstanding equity awards granted under international equity plans, whether vested or unvested, will be cancelled and settled in cash in accordance with the terms of the applicable plans. Outstanding performance share units will be cancelled in exchange for a cash payment equal to the Merger Consideration multiplied by a number of shares of Company common stock determined under the applicable equity plan based on performance as of the closing. Outstanding time-based vesting restricted share units will be cancelled in exchange for a cash payment equal to the Merger Consideration multiplied by the number of shares of common stock underlying the restricted share units. Account balances, whether vested or unvested, under any employee benefit plan that provides for the deferral of compensation and represents amounts notionally invested in a number of share of Company common stock will be cancelled in exchange for a cash payment equal to the number of such notionally invested shares multiplied by the Merger Consideration.
     Consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including (1) adoption of the Merger Agreement by the shareholders of the Company, (2) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any foreign merger controls to the extent deemed necessary by Parent and the Company, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) subject to certain exceptions, the accuracy of representations and warranties of the Company, Parent and Merger Sub and (5) the performance or compliance by the Company, Parent and Merger Sub with their respective covenants and agreements.
     Each of the Company, Parent and Merger Sub has made customary representations and warranties in the Merger Agreement. Each of the Company, Parent and Merger Sub has agreed to use reasonable best efforts to cause the Merger to be consummated. The Company has also agreed to various covenants in the Merger Agreement, including, among other things, (i) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) to call a special meeting of the shareholders to adopt the Merger Agreement, and (iii) not to solicit alternative acquisition proposals.
     The Merger Agreement contains specified termination rights for the parties. The Company has the right to terminate the Merger Agreement if it enters into a definitive agreement for an alternative transaction that constitutes a “Superior Proposal” (as defined in the Merger Agreement), provided that the Company complies with certain notice and other requirements set forth in the Merger Agreement, including paying a termination fee to Parent equal to $200,000,000. The Company is also required to pay Parent a termination fee of $200,000,000, if (i) Parent terminates the Merger Agreement because the board of directors of the Company withdraws or modifies its approval or recommendation of the Merger or approves or recommends a “Takeover Proposal” (as defined in the Merger Agreement); or (ii)

if (a) the Merger Agreement is terminated by either party on the “Outside Date” (as defined in the Merger Agreement), the Merger Agreement is terminated by either party because the shareholders of the Company do not adopt the Merger Agreement, or because a final, non-appealable order of a governmental entity that is based on the existence of a Takeover Proposal is issued that prohibits consummation of the Merger Agreement; (b) prior to such termination a Takeover Proposal has been made and (c) within one year following such termination, the Company consummates a Takeover Proposal.
     The foregoing description of the Merger and Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Additional Information
       In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to The Lubrizol Corporation, 29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298, attention: Corporate Secretary.
Forward-Looking Statements
     This release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Lubrizol’s operations and business environment that are difficult to predict and may be beyond the control of Lubrizol. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and risk factors that could affect the future performance of Lubrizol and cause results to differ from the forward-looking statements in this release include, but are not limited to, Lubrizol’s ability to manage margins in an environment of volatile raw material costs; conditions affecting Lubrizol’s customers, suppliers and the industries that it serves; competitors’ responses to Lubrizol’s products; changes in accounting, tax or regulatory practices or requirements; other factors that are set forth in management’s discussion and analysis of Lubrizol’s most recently filed reports with the Securities and Exchange Commission; and uncertainties associated with the proposed acquisition of Lubrizol by Berkshire Hathaway, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The forward-looking statements contained herein represent the companies’ judgment as of the date of this release and they caution readers not to place undue reliance on such statements. Berkshire and Lubrizol assume no obligations to update the forward-looking statements contained in this release
Participants in the Solicitation

     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the company’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2011 and the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on March 17, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated March 13, 2011 by and among Berkshire Hathaway Inc., The Lubrizol Corporation and Ohio Merger Sub, Inc.*

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION
By:	/s/ Leslie M. Reynolds
Leslie M. Reynolds
Corporate Secretary and Counsel

Date: March 15, 2011